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                                                                     EXHIBIT 4.2
                           INVESTORS' RIGHTS AGREEMENT


         THIS INVESTORS' RIGHTS AGREEMENT (the "Agreement") is made as of the 27th day of May, 1999 by and between DELTAGEN, INC., a Delaware corporation (the "Company"), and the investors listed on Schedule A attached hereto, each of which is herein referred to as an "Investor" and Silicon Valley Bank (the "Bank").

         THE PARTIES HEREBY AGREE that, effective upon the signature on behalf of the Company, (i) the holders of at least a majority of its Series A Preferred Stock, (ii) the holders of at least a majority of its Series B Preferred Stock as follows and (iii) the holders of at least 66-23/% of the Series A Preferred Stock and Series B Preferred Stock, voting together:

         A. Section 8 of that certain Series A Preferred Stock Purchase Agreement dated as of February 4, 1997 between the Company and the holders of its Series A Preferred Stock, as amended, shall be deleted in its entirety.

         B. Section 7 and Section 8 of that certain Series B Preferred Stock Purchase Agreement dated as of February 18, 1998 between the Company and the holders of its Series B Preferred Stock, as amended, shall be deleted in their entirety.

         C.       The Bank shall be added as a party hereto for purposes of
Section 1 only, effective upon the issuance by the Company to the Bank of a warrant to purchase shares of Series B Preferred Stock.

         D. The registration rights, information rights and rights of first offer of the holders of Series A Preferred Stock and Series B Preferred Stock (hereinafter, the Series A Preferred Stock and Series B Preferred Stock may be referred to, collectively, as the "Preferred Stock") shall hereafter be as set forth herein:

         1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

         1.1 DEFINITIONS. For purposes of this Section 1:

         (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

         (b) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and the Series B Preferred Stock and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such preferred stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his registration rights under this Section 1 are not assigned;

         (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are exercisable or convertible into, Registrable Securities;

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         (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof;

         (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC in lieu of Form S-3 which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

         1.2  REQUEST FOR REGISTRATION.

         (a) If the Company shall receive at any time after the earlier of (i) January 31, 2000 or (ii) one hundred eighty (180) days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding, with anticipated aggregate proceeds to the Company, net of underwriting discounts and commission, of at least $5,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

         (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

         (c) The Company is obligated to effect only two such registrations pursuant to this Section 1.2 and other similar provisions granting demand registration rights.


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         (d) Notwithstanding the foregoing, if the Company shall furnish to
Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, by a vote of at least 2/3 of its members, of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than sixty (60) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

         1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

         1.4 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing


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underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

         (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         (h) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         (i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         1.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to Registrable Securities that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of such Holders' Registrable Securities.

         1.6 EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company that was unknown to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.


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         1.7 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (a) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included or (b) notwithstanding (a) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as


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such losses, claims, damages or liabilities (or actions in respect thereof)
arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse, as incurred, each such Holder, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement, any of such Holder's directors or officers and any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any person intended to be indemnified pursuant to this subsection 1.10(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the proceeds (net of underwriting discounts and commissions) from the offering received by such Holder.

         (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel,


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with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

         (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (b) take such action, including the voluntary registration of its Common Stock under section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;


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         (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

         (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

         (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this
Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

         (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, shall


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be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration effected pursuant to Section
1.2.

         1.13 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by (a) a Holder to a transferee or assignee of an amount of such securities representing not less than ten percent (10%) of the aggregate number of shares of Common Stock then outstanding (including for purposes of such calculation the shares of Common Stock then issuable upon conversion of all then outstanding Preferred Stock) or (b) any Investor who transfers all of its shares purchased hereunder; provided, in each case, (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to assume the obligations of such Holder under and be bound by and subject to the terms and conditions of Sections 1 and 3 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

         1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 or Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not in any manner reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 or Section 1.3.

         1.15 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees, and any future holder of such Investor's shares of Preferred Stock (or the Common Stock issued upon conversion thereof) shall agree, that it shall not, to the extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Common Stock issued upon conversion of such Investor's Preferred Stock during a reasonable and customary period of time, as agreed to by the Company and the underwriters, not to exceed one hundred eighty (180) days, following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:

         (a) such agreement shall be applicable only to the first such registration statement of the Company which covers shares (or securities) to be sold on its behalf to the public in an underwritten offering; and

         (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Common Stock issued upon conversion of the Preferred Stock of such Investor (or assignee of such Investor), and the shares or securities of every other person subject to the foregoing restriction, until the end of such reasonable and customary period.

         Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

         1.16 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities into which such Registrable Securities are convertible), each future holder of all such Registrable Securities, and the Company.

         1.17 TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to this Section 1 shall terminate with respect to each Holder severally upon the earlier of (a) five (5) years from the date of consummation of the Company's sale of its common stock in a bona fide, firm commitment underwriting pursuant to a registration statement on Form S-1 under the Securities Act, with a public offering price per share of at least $3.00 and aggregate gross offering proceeds to the Company of at least $12,000,000, or (b) after the closing of the first registered public offering of Common Stock of the Company, at such time as such Holder is able to sell all of such Holder's Registrable Securities under Rule 144 within a single three (3) month period.

         2.  COVENANTS.

         2.1  DELIVERY OF FINANCIAL STATEMENTS.

                  (a) The Company shall deliver to the Investors and each assignee of each Investor who acquires (i) all of such Investor's shares of Preferred Stock or (ii) an aggregate amount of Common Stock and Preferred Stock which together represent at least ten percent (10%) of the aggregate amount of Common Stock then outstanding and the Common Stock issuable upon conversion of the then outstanding Preferred Stock:

                  (i) as soon as practicable, but in any event within ninety
         (90) days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                  (ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three quarters of the fiscal year, the Company's unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such quarter;

                  (iii) within sixty (60) days prior to the close of each fiscal year, a comprehensive operating budget for the next fiscal year forecasting the Company's revenues, expenses and cash position, prepared on a monthly basis, including balance sheets and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                  (iii) with respect to the financial statements called for in subsection (ii) of this Section 2.1(a), an instrument executed by the Treasurer, Chief Financial Officer, Chief Executive Officer or the President of the Company and certifying that such financials were prepared in accordance with internally consistent accounting methods consistently applied with prior practice for earlier periods and fairly present the financial condition of the Company and its results of operations for the period specified, subject to year-end audit adjustment.

         (b) The Company shall deliver to each Major Investor (as defined herein):

                  (i) within thirty (30) days of the end of each month, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; such monthly statements shall also contain the foregoing information on a year-to-date basis and shall also compare actual performance to budget;

                  (ii) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any such assignee of the Investor may from time to time request;

provided, however, that the Company shall not be obligated under this Section
2.1 to provide information which it deems in good faith to be a trade secret, confidential or of a nature providing a competitive advantage.

         (c) The term "Major Investor" means a person or entity which, together with its affiliates holds at least 100,000 shares (subject to appropriate adjustments for stock splits, stock dividends, combinations and other recapitalizations) of the Company's Preferred Stock.

         2.2 INSPECTION. The Company shall permit each Major Investor, at such Major Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret, confidential or of a nature providing a competitive advantage.

         2.3 TERMINATION OF COVENANTS. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of section 13(a) or 15(d) of the Exchange Act, whichever event shall first occur; provided that the Company shall furnish to each Major Investor copies of its reports on Forms 10-K and 10-Q within ten (10) days after filing with the SEC.

         2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to the Investors a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Each Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates (including, in the case of a venture capital fund, partners and funds affiliated with such fund) in such proportions as it deems appropriate.

         Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to the Investors in accordance with the following provisions:

         (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) its bona fide intention to offer or issue such Shares,
(ii) the number of such Shares to be offered, and (iii) the price and other terms, if any, upon which it proposes to offer such Shares.

         (b) Within twenty (20) calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock then held, by such Investor bears to the total number of shares of outstanding Common Stock and Common Stock issuable upon conversion of the Preferred Stock then outstanding. Each Investor, together with any holders of Preferred Stock with equivalent rights of first offer (individually, an "Offeree," and, collectively, the "Offerees"), shall have a right of over-allotment such that if any Offeree fails to exercise its right of first offer to purchase its pro rata share of Shares, the other Offerees may purchase the non-exercising Offeree's portion on the same pro-rata basis described in the previous sentence.

         (c) If all such Shares referred to in the Notice are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the sixty (60) day period following the expiration of the periods provided in subsection 2.4(b) hereof, offer the remaining unsubscribed Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to each Investor in accordance herewith.

         (d) The right of first offer granted in this Section 2.4 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants or advisors of the Company (for the primary purpose of soliciting or retaining their services) pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Company's Board of Directors, (ii) to the issuance of securities of the Company in connection with the acquisition by the Company of the stock or assets of a corporation, partnership or other entity, (iii) to the issuance and sale of the Company's securities to a corporation, partnership, educational institution or other entity in connection with an equipment lease, research and development partnership, licensing, or other collaborative arrangement or similar transaction between the Company and such institution or entity, which issuance and sale is approved by the Company's Board of Directors, or (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of the Company's Common Stock registered under the Securities Act pursuant to a registration statement on Form S-1 which results in aggregate gross proceeds to the Company of at least $12,000,000.

         2.5 KEY-MAN INSURANCE. The Company will use its reasonable commercial efforts to maintain term life insurance from financially sound and reputable insurers on each of the lives of William Matthews and Mark W. Moore in the amounts of $1,000,000 and $1,000,000, respectively, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

         2.6 COMMON STOCK VESTING. All shares of the Company's Common Stock and all options exercisable for shares of the Company's Common Stock (collectively, for purposes of this paragraph only, the "Stock") issued or granted, respectively, after the date of the Closing to employees, directors, consultants and other service providers of the Company (each referred to herein as a "Service Provider") shall be subject to a corresponding right of repurchase in favor of the Company (in the case of any outstanding Common Stock) or shall be cancelable by the Company (in the case of any outstanding options for Common Stock), respectively (for purposes of this paragraph only, either such right shall hereinafter be referred to as the "Company Right"). Unless otherwise approved by the Board of Directors, the Company Right on all such Stock will lapse according to the following vesting schedule: twenty-five percent (25%) of the Stock shall vest, and the Company Right shall lapse accordingly with respect thereto, upon the Service Provider's completion of one (1) year of continuous service to the Company from the date of first issuance or grant of the Stock and the remaining seventy-five percent (75%) of the Stock shall thereafter vest, and the Company Right shall lapse accordingly with respect thereto, in successive equal daily installments upon the Service Provider's completion of each of the next thirty-six (36) months of service to the Company. With respect to any repurchases of outstanding Common Stock by the Company in accordance with the foregoing provisions, the Company shall repurchase such Common Stock at cost.

         2.7  VOTING  ON CORPORATE TRANSACTIONS.

         (a) In the event that a Corporate Transaction (as defined below) is approved by the Company's Board of Directors and the requisite majority of the holders of the Company's Preferred Stock entitled to approve such Corporate Transaction pursuant to Section 7 of Part B of Article IV of the Restated Certificate, then each Investor hereby agrees to (i) vote all voting securities beneficially owned by such Investor and/or any affiliated entity of such Investor, either at a meeting of stockholders or pursuant to an action by written consent of the stockholders, in favor of such Corporate Transaction and
(ii) if such Corporate Transaction is intended by the parties to be accounted for as a "pooling of interests," to take all actions reasonably deemed necessary by the Company's Board of Directors to preserve pooling of interest accounting treatment for such Corporate Transaction. For purposes of this Section 2.7, a Corporate Transaction shall mean the sale of all or substantially all of the assets of the Company, or a merger, other combination or acquisition of the Company by or with another entity in any transaction or series of related transaction in which more than 50% of the voting power of the Company is transferred. The Investors and their respective affiliated entities, as holders of shares of voting securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of voting securities beneficially owned by such Investors and/or its affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings. Neither an Investor nor any of its affiliated entities shall deposit any voting securities beneficially owned by such holders in a voting trust or subject any such securities to any arrangement or agreement with respect to the voting of such securities.

         (b) The voting obligations of the Investors pursuant to Section 2.7(a) above shall terminate upon the consummation of the Company's sale of its Common Stock pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act.

         3.  MISCELLANEOUS.

         3.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

         3.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by telecopier, telex, telegram, or other facsimile means, upon receipt of appropriate confirmation of receipt, or five (5) days after deposit with the United States Postal Service, registered or certified mail, or one (1) day after deposit with next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties to this Agreement.

         3.6 AMENDMENTS AND WAIVERS. Except as set forth in Section 1.16 hereof, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66-2/3% of the Series A Preferred Stock and the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

         3.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.8 AGGREGATION OF STOCK. All Registrable Securities or shares of the Company's Preferred stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           DELTAGEN, INC.


                                           By    /s/ William B. Matthews
                                              ----------------------------------
                                                     William B. Matthews
                                           President and Chief Executive
                                            Officer

                                  Address:  1031 Bing Street
                                                 San Carlos, CA 94070

                           COUNTERPART SIGNATURE PAGE
                           INVESTORS' RIGHTS AGREEMENT
                                 DELTAGEN, INC.


                                     STIPA INVESTMENTS, L.P.

                                     By Baccharis Capital, Inc.
                                        Its General Partner


                                     By          /s/ F. Noel Perry
                                        ---------------------------------------
                                                  F. Noel Perry
                                                 General Partner

                                     Address:  2420 Sand Hill Road, Suite 100
                                               Menlo Park, CA 94025


                                     TULARIK INC.


                                     By          /s/ William Rieflin
                                        ---------------------------------------
                                                   William Rieflin
                                                    Vice President

                                     Address:         Two Corporate Drive
                                                      South San Francisco,
                                                      CA 94080

                           COUNTERPART SIGNATURE PAGE
                           INVESTORS' RIGHTS AGREEMENT
                                 DELTAGEN, INC.


                                     DLJ CAPITAL CORP.


                                     By /s/ Philippe O. Chambon
                                        -------------------------------
                                            Philippe O. Chambon
                                            Vice President

                                     Address: 3000 Sand Hill Road
                                                    Building 3, Suite 170
                                                     Menlo Park, CA 94025
                                     Attn:    Mr. Philippe O. Chambon


                                     DLJ ESC II, L.P.
                                     By:  DLJ LBO Plans Management  Corporation,
                                     Its Manager


                                     By /s/ Philippe O. Chambon
                                        -------------------------------
                                            Philippe O. Chambon
                                            Attorney In Fact

                                     Address: 3000 Sand Hill Road
                                                    Building 3, Suite 170
                                                     Menlo Park, CA 94025
                                     Attn:    Mr. Philippe O. Chambon


                                     SPROUT CAPITAL VIII, L.P.
                                     By DLJ Capital Corp., Its
                                        Managing General Partner


                                     By /s/ Philippe O. Chambon
                                        -------------------------------
                                            Philippe O. Chambon
                                            Vice President

                                     Address: 3000 Sand Hill Road
                                                    Building 3, Suite 170
                                                     Menlo Park, CA 94025
                                     Attn:    Mr. Philippe O. Chambon

                                COUNTERPART SIGNATURE PAGE
                               INVESTORS' RIGHTS AGREEMENT
                                      DELTAGEN, INC.


                                     SPROUT VENTURE CAPITAL, L.P.
                                     By DLJ Capital Corp.,
                                       Its General Partner


                                     By /s/ Philippe O. Chambon
                                        -------------------------------
                                            Philippe O. Chambon
                                            Vice President

                                     Address: 3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, CA 94025
                                     Attn:    Mr. Philippe O. Chambon


                                     THE SPROUT CEO FUND, L.P.
                                     By DLJ Capital Corp.
                                        Its General Partner


                                     By /s/ Philippe O. Chambon
                                        -------------------------------
                                            Philippe O. Chambon
                                            Vice President

                                     Address: 3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, CA 94025
                                     Attn:    Mr. Philippe O. Chambon

                           COUNTERPART SIGNATURE PAGE
                           INVESTORS' RIGHTS AGREEMENT
                                 DELTAGEN, INC.


                                            SILICON VALLEY BANK


                                            By
                                              --------------------------------
                                                     Name:
                                                          --------------------
                                                     Title:
                                                           -------------------

                                   SCHEDULE A


STIPA INVESTMENTS, L.P.
TULARIK INC.
DLJ CAPITAL CORP.
DLJ ESC II, L.P.
SPROUT CAPITAL VIII, L.P.
SPROUT VENTURE CAPITAL, L.P.
THE SPROUT CEO FUND, L.P.

                                  AMENDMENT TO
                           INVESTORS' RIGHTS AGREEMENT
                                       AND
                         WAIVER OF RIGHTS OF FIRST OFFER


     Deltagen, Inc., a Delaware corporation (the "Company"), and, as applicable, each of the undersigned holders of the Company's Series A Preferred Stock and Series B Preferred Stock hereby agree as follows:

     1. The Company and the holders of its Series A Preferred Stock and Series B Preferred Stock hereby waive observance of the right of first offer, the right of notice granted and the limitations on the grant of subsequent registration rights, as the case may be, set forth in Sections 1.14 and 2.4 of the Investors' Rights Agreement, dated as of May 27, 1999 (the "Agreement"), with respect to the offering by the Company and issuance at the Closing of up to 7,000,000 shares of Series C Preferred Stock at a price per share of $3.58 and the registration rights granted in connection therewith.

     2. Section 1.18 shall be added to the Agreement, and shall read in full as set forth below:

               Each Holder acknowledges that the rights granted pursuant to this
               Section 1 are subject to the limitations set forth in the Investors' Rights Agreement (the "Series C Rights Agreement"), dated as of January 21, 2000, by and among the Company and the holders of the Company's Series C Preferred Stock ("Series C Holder"). In the event that a Holder exercises its rights pursuant to Sections 1.2, 1.3 or 1.12 hereof, the Company shall promptly notify each Series C Holder, and the relative rights and obligations of the Holders hereunder and the Series C Holders in connection with the registration shall be determined in accordance Sections 1.2, 1.3 and 1.12 of the Series C Rights Agreement.

     3. Except as specifically provided herein, the Agreement, as originally executed by the parties thereto, shall remain in full force and effect.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment in one or more counterparts as of January 18, 2000.

                                 COMPANY:

                                 DELTAGEN, INC.


                                 By        /s/ William Matthews
                                   ------------------------------------------
                                               William Matthews
                                    President and Chief Executive Officer

                                 DELTAGEN, INC.
                              AMENDMENT AND WAIVER
                           COUNTERPART SIGNATURE PAGE


                                       STIPA INVESTMENTS, L.P.
                                       By:   Baccharis Capital, Inc.
                                       Its:   General Partner

                                       By: /s/ F. Noel Perry
                                          ----------------------------------
                                               F. Noel Perry
                                              General Partner


                     Address:           2420 Sand Hill Road
                                        Suite 100
                                        Menlo Park, CA 94025

                                 DELTAGEN, INC.
                              AMENDMENT AND WAIVER
                           COUNTERPART SIGNATURE PAGE


                                DLJ CAPITAL CORP.


                                By: /s/ Philippe O. Chambon
                                   ------------------------------------------
                                        Philippe O. Chambon
                                           Vice President

                                Address:      3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, CA 94025
                                Attn:         Mr. Philippe O. Chambon


                                DLJ ESC II, L.P.
                                By:  DLJ LBO Plans Management
                                     Corporation, Its Manager


                                By:  /s/ Philippe O. Chambon
                                   ------------------------------------------
                                         Philippe O. Chambon
                                           Vice President

                                Address:      3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, CA 94025
                                Attn:         Mr. Philippe O. Chambon


                                SPROUT CAPITAL VIII, L.P.
                                By:  DLJ Capital Corp., Its
                                     Managing Corporation


                                By:  /s/ Philippe O. Chambon
                                     ------------------------------------------
                                         Philippe O. Chambon
                                          Vice President

                                Address:      3000 Sand Hill Road
                                              Building 3, Suite 170
                                              Menlo Park, CA 94025
                                Attn:         Mr. Philippe O. Chambon

                                 DELTAGEN, INC.
                              AMENDMENT AND WAIVER
                           COUNTERPART SIGNATURE PAGE



                                     SPROUT VENTURE CAPITAL, L.P.
                                     By:  DLJ Capital Corp., Its General Partner


                                     By:  /s/ Philippe O. Chambon
                                        ------------------------------------
                                              Philippe O. Chambon
                                                 Vice President

                                     Address:    3000 Sand Hill Road
                                                 Building 3, Suite 170
                                                 Menlo Park, CA 94025
                                     Attn:       Mr. Philippe O. Chambon


                                     THE SPROUT CEO FUND, L.P.
                                     By:  DLJ Capital Corp., Its
                                          Managing Partner


                                     By:  /s/ Philippe O. Chambon
                                        ------------------------------------
                                               Philippe O. Chambon
                                                 Vice President

                                     Address:    3000 Sand Hill Road
                                                 Building 3, Suite 170
                                                 Menlo Park, CA 94025
                                     Attn:       Mr. Philippe O. Chambon